Exhibit 15.1

Hafnia Limited
c/o Inchona Services Limited
Washington Mall Phase 2, 4th Floor, Suite 400
22 Church Street, HM1189
Hamilton HM EX
Bermuda.

27th March 2024

Ladies and Gentlemen:

Reference is made to the registration statement on Form 20-F (the “Registration Statement”) of Hafnia Limited (the “Company”), to be filed with the with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the registration of the common shares of the Company.

We have reviewed the section in the Registration Statement under the heading “Industry” and believe that it accurately describes the international maritime transportation market as of the date of the Registration Statement. We advise the Company that our role has been limited to the review of the section referenced above and the provision of statistical and other information (the “Shipping Information”) supplied by us. With respect to such Shipping Information and statistical data we advise you that:

•	some information in our Company’s database is derived from estimates or subjective judgments;

•	the published information of other maritime data collection agencies may differ from this data; and
•	while we have taken reasonable care in the compilation of the Shipping Information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures.
We hereby consent to (i) the use of the graphical and statistical information supplied by us as set forth in the Registration Statement, including, without limitation, such information contained under the section of the Registration Statement entitled “Industry”, (ii) the references to our company in the Registration Statement, and (iii) the filing of this letter as an exhibit to the Registration Statement to be filed with the United States Securities and Exchange Commission pursuant to the Exchange Act.

/s/ Stephen Gordon	/s/ Trevor Crowe
For and on behalf of Clarksons Research Services Limited Name: Stephen Gordon Designation: Director	For and on behalf of Clarksons Research Services Limited Name: Trevor Crowe Designation: Director

Clarkson Research Services Limited
Registered office: Commodity Quay | St Katharine Docks | London | E1W 1BF | United Kingdom | England No. 1944749 T: +44 (0) 20 7334 0000
clarksons.com